UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On May 2, 2005, the Compensation and Leadership Committee (the “Compensation Committee”) of the Board of Directors of the Company took the following actions:

Approval of Amendments of Motorola Mid Range Incentive Plan (MRIP) of 2003, as Amended

     The Compensation Committee approved amendments to the Motorola Mid Range Incentive Plan (MRIP) of 2003, as amended (“MRIP”). The MRIP as amended is filed with this report as Exhibit 10.32. Below is a summary of the amendments to the MRIP, which is qualified in its entirety by reference to the full text of the MRIP.

     The amendments (a) make it clear that the Committee can reduce the amount of the awards under the MRIP to participants covered by Section 162(m) of the Internal Revenue Code based on performance; (b) allow the Chief Executive Officer to make performance-based adjustments in the awards under the MRIP to other participants subject to (i) plan limitations and (ii) the approval of the Committee in the case of adjustments to awards of members of the Company’s Senior Leadership Team; and (c) make it clear that pro rata awards will be based on the period during which a participant was actually working as an officer eligible under the MRIP.

Approval of Amendments of Motorola Long-Range Incentive Plan (LRIP) of 2005

     The Compensation Committee approved, effective immediately, amendments to the Motorola Long-Range Incentive Plan (LRIP) of 2005 (“LRIP”). The LRIP as amended is filed with this report as Exhibit 10.43. Below is a summary of the amendments to the LRIP, which is qualified in its entirety by reference to the full text of the LRIP.

     The amendments (a) make it clear that the Committee can reduce the amount of the awards under the LRIP to participants covered by Section 162(m) of the Internal Revenue Code based on performance; (b) allow the Chief Executive Officer to make performance-based adjustments in the awards under the LRIP to other participants subject to (i) plan limitations and (ii) the approval of the Committee in the case of adjustments to awards of members of the Company’s Senior Leadership Team; (c) provide for the adjustment of target awards to reflect promotions and other changes of status of participants during a performance cycle; (d) make it clear that pro rata awards will be based on the period during which a participant was actually working as an officer eligible under the LRIP; and (e) allow the Committee to designate the shareholder-approved equity-based incentive plan from which award shares are to be used for the LRIP.

Equity Grants to Chairman and Chief Executive Officer of the Company

     The Compensation Committee, with the concurrence of the independent directors of the Company’s Board of Directors on May 3, 2005, approved grants of stock options and restricted stock units dated May 3, 2005 for Edward J. Zander, the Company’s Chairman and Chief Executive Officer, under the Company’s Omnibus Incentive Plan of 2003.

(a) As a condition of accepting the stock options, a Stock Option Consideration Agreement, which allows the Company to recover certain stock option gains in the event of a violation of covenants set forth in the Agreement, must be executed by Mr. Zander. A copy of the Agreement is attached as Exhibit 10.44.

(b) The grant of 150,000 restricted stock units is made pursuant to the terms and conditions of the form of Restricted Stock Unit Award Agreement (“RSU Agreement”) attached hereto as Exhibit 10.45. Subject to the terms of the RSU Agreement, restrictions on 50% of the restricted stock units will lapse on the 30 month anniversary of the date of grant and the restrictions on the remaining 50% of the units will lapse on the 60 month anniversary of the date of the grant. In accordance with the terms of Mr. Zander’s employment agreement with the Company dated December 15, 2003, under this RSU Agreement, Mr. Zander will receive 150,000 shares of the Company’s common stock at the time the restrictions lapse and he will not defer the settlement of the restricted stock units as he was required to do under restricted stock units award agreements previously executed. This summary of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement.

     Item 9.01. Financial Statements and Exhibits.

     (c) The following is filed as an Exhibit to this Report.

Exhibit No.	Document

10.32	Motorola Mid Range Incentive Plan (MRIP) of 2003, as amended through May 2, 2005.

10.43	Motorola Long-Range Incentive Plan (LRIP) of 2005, as amended through May 2, 2005

10.44	Form of Motorola Stock Option Consideration Agreement for Edward J. Zander, Chairman and Chief Executive Officer, Motorola, Inc.

10.45	Form of Motorola, Inc. Restricted Stock Unit Award Agreement for Edward J. Zander relating to the Motorola Omnibus Incentive Plan of 2003, as amended for grants on or after May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: May 6, 2005	By:	/s/ Ruth A. Fattori
Ruth A. Fattori
Executive Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document

10.32	Motorola Mid Range Incentive Plan (MRIP) of 2003, as amended through May 2, 2005.

10.43	Motorola Long-Range Incentive Plan (LRIP) of 2005, as amended through May 2, 2005

10.44	Form of Motorola Stock Option Consideration Agreement for Edward J. Zander, Chairman and Chief Executive Officer, Motorola, Inc.

10.45	Form of Motorola, Inc. Restricted Stock Unit Award Agreement for Edward J. Zander relating to the Motorola Omnibus Incentive Plan of 2003, as amended for grants on or after May 3, 2005.